Exhibit 99.1

FOR IMMEDIATE RELEASE

Institutional Investors:
Peter Sands
W. P. Carey Inc.
212-492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
212-492-8920
ir@wpcarey.com

Press Contact:
Guy Lawrence
Ross & Lawrence
212-308-3333
gblawrence@rosslawpr.com

W. P. Carey Inc. Announces Third Quarter 2015 Financial Results

Exploring Potential Separation into More Focused Entities

New York, NY – November 3, 2015 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a global net lease real estate investment trust, today reported its financial results for the third quarter ended September 30, 2015.

Financial Update – Third Quarter 2015

•	Net revenues of $198.2 million, comprised of net revenues from real estate ownership of $175.8 million and net revenues from the Managed Programs of $22.3 million

•	AFFO of $126.6 million, equivalent to $1.19 per diluted share

•	2015 AFFO guidance range narrowed to $4.83 to $4.97 per diluted share

•	Quarterly dividend of $0.955 per share, equivalent to an annualized dividend rate of $3.82 per share

Business Update – Third Quarter 2015

Owned Real Estate

•	Completed two investments totaling $97.7 million

•	Disposed of three properties for total proceeds of $6.7 million

•	Net lease portfolio occupancy of 98.8%

Investment Management

•	Structured $191.2 million of investments on behalf of the Managed REITs

•	Assets under management of $10.5 billion

•	CWI 2 investor capital inflows of $75.5 million

W. P. Carey Inc. 9/30/2015 Earnings Release 8-K – 1

Strategic

•	Actively exploring the potential separation of the Company into more focused entities aligned with its core competencies

MANAGEMENT COMMENTARY

“I’m pleased to report that AFFO per diluted share increased 5.3% compared to the same quarter last year, due primarily to the positive net impact of acquisitions within our owned real estate portfolio and growth in assets under management within our investment management business,” said Trevor Bond, Chief Executive Officer of W. P. Carey.

“In addition, as part of our ongoing internal strategic review, we are evaluating the potential to create long-term value by separating our core competencies into more focused entities with distinct strategies, which we believe will provide enhanced opportunities for growth. Accordingly, the board has authorized management to actively explore such a transformation.”

FINANCIAL RESULTS

Revenues

•
Total Company: Revenues excluding reimbursable costs (net revenues) for the 2015 third quarter totaled $198.2 million, up 12.6% from $176.0 million for the 2014 third quarter, due primarily to additional lease revenues from properties acquired since the start of the 2014 third quarter and higher asset management revenue resulting from growth in assets under management.

•
Real Estate Ownership: Real estate revenues excluding reimbursable tenant costs (net revenues from real estate ownership) for the 2015 third quarter were $175.8 million, up 10.6% from $159.0 million for the 2014 third quarter, due primarily to additional lease revenues from properties acquired since the start of the 2014 third quarter.

•
Investment Management: Revenues from the Managed Programs excluding reimbursable costs (net revenues from the Managed Programs) for the 2015 third quarter were $22.3 million, up 31.2% from $17.0 million for the 2014 third quarter, due primarily to higher asset management revenue resulting from growth in assets under management.

Adjusted Funds from Operations (AFFO)

•
AFFO for the 2015 third quarter was $1.19 per diluted share, up 5.3% compared to $1.13 per diluted share for the 2014 third quarter, due primarily to (i) the positive net impact of properties acquired for our owned real estate portfolio since the beginning of the 2014 third quarter; and (ii) higher assets under management within our investment management business resulting in increases to both asset management fees and distributions of available cash from the Company’s interests in the operating partnerships of the Managed REITs. These were partly offset by a stronger U.S. dollar, primarily relative to the euro, net of realized hedging gains and higher general and administrative expenses.

•	Note: Further information concerning AFFO, a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

Dividend

•
As previously announced, on September 17, 2015, the Company’s Board of Directors declared a quarterly cash dividend of $0.955 per share, equivalent to an annualized dividend rate of $3.82 per share. The dividend was paid on October 15, 2015, to stockholders of record as of September 30, 2015.

W. P. Carey Inc. 9/30/2015 Earnings Release 8-K – 2

AFFO GUIDANCE

•
For the 2015 full year, the Company expects to report AFFO of between $4.83 and $4.97 per diluted share, based on assumed total acquisition volume of between approximately $2.7 billion and $3.5 billion, comprised of approximately $600 million to $700 million for the Company’s owned real estate portfolio and approximately $2.1 billion to $2.8 billion on behalf of the Managed REITs. It also assumes dispositions from the Company’s owned real estate portfolio of between approximately $40 million and $100 million.

OWNED REAL ESTATE PORTFOLIO

Acquisitions

•
During the 2015 third quarter, the Company completed two investments totaling $97.7 million, bringing total investment volume for the nine months ended September 30, 2015, to $543.3 million, including transaction-related costs and fees.

Dispositions

•
During the 2015 third quarter, the Company disposed of three properties as part of its active capital recycling program for a total of $6.7 million, bringing total dispositions for the nine months ended September 30, 2015, to $31.8 million, including transaction-related costs and fees.

Composition

•
As of September 30, 2015, the Company’s owned real estate portfolio consisted of 854 net lease properties, comprising 89.8 million square feet leased to 221 tenants, and three operating properties. As of that date, the weighted-average lease term of the net lease portfolio was 8.9 years and the occupancy rate was 98.8%.

INVESTMENT MANAGEMENT

•
W. P. Carey is the advisor to CPA®:17 – Global and CPA®:18 – Global (the CPA® REITs), Carey Watermark Investors Incorporated (CWI) and Carey Watermark Investors 2 Incorporated (CWI 2) (the CWI REITs, and together with the CPA® REITs, the Managed REITs) and Carey Credit Income Fund (CCIF) (together with the Managed REITs, the Managed Programs).

Acquisitions

•
During the 2015 third quarter, the Company structured new investments totaling $191.2 million on behalf of the Managed REITs, bringing total acquisitions for the nine months ended September 30, 2015, to $1.9 billion, including transaction-related costs and fees.

Assets Under Management

•
As of September 30, 2015, the Managed Programs had total assets under management of approximately $10.5 billion, up 0.9% from $10.4 billion as of June 30, 2015, and up 26.1% from $8.3 billion as of September 30, 2014.

Investor Capital Inflows

•
During the 2015 third quarter, CWI 2 had investor capital inflows of $75.5 million, bringing total investor capital inflows for the Managed Programs for the nine months ended September 30, 2015, to $192.9 million.

Product Update

•
As previously announced, during the 2015 third quarter, the registration statements for Carey Credit Income Fund 2016 T and Carey Credit Income Fund-I were declared effective by the SEC, enabling the Company to commence capital raising on their behalf as feeder funds for CCIF, the Company’s first business development company (BDC).

W. P. Carey Inc. 9/30/2015 Earnings Release 8-K – 3

* * * * *

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2015 third quarter, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the SEC on November 3, 2015.

* * * * *

Live Conference Call and Audio Webcast Scheduled for 11:00 a.m. Eastern Time
Please call to register at least 10 minutes prior to the start time.

Date/Time: Tuesday, November 3, 2015 at 11:00 a.m. Eastern Time
Call-in Number: +1-844-691-1119 (US) or +1-925-392-0263 (international)
Conference ID: 48835243
Audio Webcast: www.wpcarey.com/earnings

Audio Webcast Replay

An audio replay of the call will be available at www.wpcarey.com/earnings.

* * * * *

W. P. Carey Inc.

W. P. Carey Inc. is a leading global net lease REIT that provides long-term sale-leaseback and build-to-suit financing solutions for companies worldwide. At September 30, 2015, the Company had an enterprise value of approximately $10.4 billion. In addition to its owned portfolio of diversified global real estate, W. P. Carey manages a series of non-traded publicly registered investment programs with assets under management of approximately $10.5 billion. Its corporate finance-focused credit and real estate underwriting process is a constant that has been successfully leveraged across a wide variety of industries and property types. Furthermore, its portfolio of long-term leases with creditworthy tenants has an established history of generating stable cash flows, enabling it to deliver consistent and rising dividend income to investors for over four decades.
www.wpcarey.com

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W. P. Carey Inc. 9/30/2015 Earnings Release 8-K – 4

Cautionary Statement Concerning Forward-Looking Statements:

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief, or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” and other comparable terms. These forward-looking statements include, but are not limited to, the statements made by Mr. Bond, as well as statements regarding the potential separation, including the timing and potential benefits thereof and whether any such separation will be completed, annualized dividends, funds from operations coverage and guidance, including underlying assumptions, and with regard to its capital recycling and intended results thereof, and anticipated future financial and operating performance and results, including estimates of growth. These statements are based on the current expectations of the management of W. P. Carey. It is important to note that W. P. Carey’s actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance, or achievements of W. P. Carey or any entities resulting from the potential separation. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the SEC on March 2, 2015, as amended by a Form 10-K/A filed with the SEC on March 17, 2015, and Part II, Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 as filed with the SEC on May 18, 2015. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

* * * * *

W. P. Carey Inc. 9/30/2015 Earnings Release 8-K – 5

W. P. CAREY INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)
	September 30, 2015	December 31, 2014
Assets
Investments in real estate:
Real estate, at cost	$5,297,782	$5,006,682
Operating real estate, at cost	82,648	84,885
Accumulated depreciation	(351,666)	(258,493)
Net investments in properties	5,028,764	4,833,074
Net investments in direct financing leases	780,239	816,226
Assets held for sale	4,863	7,255
Net investments in real estate	5,813,866	5,656,555
Cash and cash equivalents	191,318	198,683
Equity investments in the Managed Programs and real estate	275,883	249,403
Due from affiliates	147,700	34,477
In-place lease and tenant relationship intangible assets, net	928,962	993,819
Goodwill	684,576	692,415
Above-market rent intangible assets, net	492,754	522,797
Other assets, net	353,369	300,330
Total Assets	$8,888,428	$8,648,479

Liabilities and Equity
Liabilities:
Non-recourse debt, net	$2,412,612	$2,532,683
Senior Unsecured Notes, net	1,502,007	498,345
Senior Unsecured Credit Facility - Revolver	435,489	807,518
Senior Unsecured Credit Facility - Term Loan	250,000	250,000
Accounts payable, accrued expenses and other liabilities	298,514	293,846
Below-market rent and other intangible liabilities, net	165,647	175,070
Deferred income taxes	87,570	94,133
Distributions payable	101,645	100,078
Total liabilities	5,253,484	4,751,673
Redeemable noncontrolling interest	14,622	6,071

Equity:
W. P. Carey stockholders’ equity:
Preferred stock (none issued)	—	—
Common stock	105	105
Additional paid-in capital	4,300,859	4,322,273
Distributions in excess of accumulated earnings	(655,095)	(465,606)
Deferred compensation obligation	57,395	30,624
Accumulated other comprehensive loss	(156,669)	(75,559)
Less: treasury stock at cost	(60,948)	(60,948)
Total W. P. Carey stockholders’ equity	3,485,647	3,750,889
Noncontrolling interests	134,675	139,846
Total equity	3,620,322	3,890,735
Total Liabilities and Equity	$8,888,428	$8,648,479

W. P. Carey Inc. 9/30/2015 Earnings Release 8-K – 6

W. P. CAREY INC.
Quarterly Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)
	Three Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014
Revenues
Real estate revenues:
Lease revenues	$164,741	$162,574	$149,243
Operating property revenues (a)	8,107	8,426	8,344
Reimbursable tenant costs	5,340	6,130	6,271
Lease termination income and other	2,988	3,122	1,415
	181,176	180,252	165,273
Revenues from the Managed Programs:
Asset management revenue	13,004	12,073	9,088
Reimbursable costs	11,155	7,639	14,722
Structuring revenue	8,207	37,808	5,487
Dealer manager fees	1,124	307	2,436
	33,490	57,827	31,733
	214,666	238,079	197,006
Operating Expenses
Depreciation and amortization	75,512	65,166	59,524
General and administrative	22,842	26,376	20,261
Impairment charges	19,438	591	4,225
Reimbursable tenant and affiliate costs	16,495	13,769	20,993
Property expenses, excluding reimbursable tenant costs	11,120	11,020	10,346
Acquisition and strategic initiative expenses	4,760	1,897	618
Stock-based compensation expense	3,966	5,089	7,979
Dealer manager fees and expenses	3,185	2,327	3,847
Subadvisor fees (b)	1,748	4,147	381
	159,066	130,382	128,174
Other Income and Expenses
Interest expense	(49,683)	(47,693)	(46,534)
Equity in earnings of equity method investments in the Managed Programs and real estate	12,635	14,272	11,610
Other income and (expenses)	6,608	7,641	(5,141)
	(30,440)	(25,780)	(40,065)
Income from continuing operations before income taxes and gain on sale of real estate	25,160	81,917	28,767
Provision for income taxes	(3,361)	(15,010)	(901)
Income from continuing operations before gain on sale of real estate	21,799	66,907	27,866
Income from discontinued operations, net of tax	—	—	190
Gain on sale of real estate, net of tax	1,779	16	260
Net Income	23,578	66,923	28,316
Net income attributable to noncontrolling interests	(1,833)	(3,575)	(993)
Net loss attributable to redeemable noncontrolling interest	—	—	14
Net Income Attributable to W. P. Carey	$21,745	$63,348	$27,337
Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$0.20	$0.60	$0.27
Income from discontinued operations attributable to W. P. Carey	—	—	—
Net Income Attributable to W. P. Carey	$0.20	$0.60	$0.27
Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$0.20	$0.59	$0.27
Income from discontinued operations attributable to W. P. Carey	—	—	—
Net Income Attributable to W. P. Carey	$0.20	$0.59	$0.27
Weighted-Average Shares Outstanding
Basic	105,813,237	105,764,032	100,282,082
Diluted	106,337,040	106,281,983	101,130,448
Amounts Attributable to W. P. Carey
Income from continuing operations, net of tax	$21,745	$63,348	$27,151
Income from discontinued operations, net of tax	—	—	186
Net Income	$21,745	$63,348	$27,337
Distributions Declared Per Share	$0.9550	$0.9540	$0.9400

W. P. Carey Inc. 9/30/2015 Earnings Release 8-K – 7

W. P. CAREY INC.
Year-to-Date Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)
	Nine Months Ended September 30,
	2015	2014
Revenues
Real estate revenues:
Lease revenues	$487,480	$420,563
Operating property revenues (a)	23,645	21,586
Reimbursable tenant costs	17,409	18,034
Lease termination income and other	9,319	17,590
	537,853	477,773
Revenues from the Managed Programs:
Structuring revenue	67,735	40,492
Asset management revenue	36,236	27,910
Reimbursable costs	28,401	96,379
Dealer manager fees	2,704	17,062
Incentive revenue	203	—
	135,279	181,843
	673,132	659,616
Operating Expenses
Depreciation and amortization	206,079	175,642
General and administrative	78,987	62,066
Reimbursable tenant and affiliate costs	45,810	114,413
Property expenses, excluding reimbursable tenant costs	31,504	29,976
Impairment charges	22,711	6,291
Stock-based compensation expense	16,063	22,979
Merger, property acquisition and other expenses	12,333	31,369
Subadvisor fees (b)	8,555	2,850
Dealer manager fees and expenses	7,884	15,557
	429,926	461,143
Other Income and Expenses
Interest expense	(145,325)	(133,342)
Equity in earnings of equity method investments in the Managed Programs and real estate	38,630	35,324
Other income and (expenses)	9,944	(12,158)
Gain on change in control of interests (c)	—	105,947
	(96,751)	(4,229)
Income from continuing operations before income taxes and gain (loss) loss on sale of real estate	146,455	194,244
Provision for income taxes	(20,352)	(11,175)
Income from continuing operations before gain (loss) on sale of real estate	126,103	183,069
Income from discontinued operations, net of tax	—	33,018
Gain (loss) on sale of real estate, net of tax	2,980	(3,482)
Net Income	129,083	212,605
Net income attributable to noncontrolling interests	(7,874)	(4,914)
Net income attributable to redeemable noncontrolling interest	—	(137)
Net Income Attributable to W. P. Carey	$121,209	$207,554
Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$1.14	$1.80
Income from discontinued operations attributable to W. P. Carey	—	0.34
Net Income Attributable to W. P. Carey	$1.14	$2.14
Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$1.13	$1.78
Income from discontinued operations attributable to W. P. Carey	—	0.34
Net Income Attributable to W. P. Carey	$1.13	$2.12
Weighted-Average Shares Outstanding
Basic	105,627,423	96,690,675
Diluted	106,457,495	97,728,981
Amounts Attributable to W. P. Carey
Income from continuing operations, net of tax	$121,209	$174,362
Income from discontinued operations, net of tax	—	33,192
Net Income	$121,209	$207,554
Distributions Declared Per Share	$2.8615	$2.7350

W. P. Carey Inc. 9/30/2015 Earnings Release 8-K – 8

__________

(a)
Comprised of revenues of $7.9 million from two hotels and revenues of $0.2 million from two self-storage facilities for the three months ended September 30, 2015, and $22.8 million and $0.8 million, respectively, for the nine months ended September 30, 2015. During the three months ended September 30, 2015, we sold one self-storage facility.

(b)
We earn investment management revenue from CWI and CWI 2 in our role as their advisor. Pursuant to the terms of their subadvisory agreements, however, 20% of the fees we receive from CWI and 25% of the fees we receive from CWI 2 are paid to their respective subadvisors. We also pay the subadvisors 20% and 25% of the net proceeds from any sale, financing, or recapitalization of CWI and CWI 2 securities, respectively.

(c)
Gain on change in control of interests for the nine months ended September 30, 2014 represents a gain of $75.7 million recognized on our previously-held interest in shares of CPA®:16 – Global common stock, and a gain of $30.2 million recognized on the purchase of the remaining interests in nine investments from CPA®:16 – Global, which we had previously accounted for under the equity method.

W. P. Carey Inc. 9/30/2015 Earnings Release 8-K – 9

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014
Net income attributable to W. P. Carey	$21,745	$63,348	$27,337
Adjustments:
Depreciation and amortization of real property	74,050	63,688	58,355
Impairment charges	19,438	591	4,225
Gain on sale of real estate, net	(1,779)	(16)	(259)
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(2,632)	(2,640)	(2,924)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO	1,293	1,296	457
Total adjustments	90,370	62,919	59,854
FFO Attributable to W. P. Carey (as defined by NAREIT)	112,115	126,267	87,191
Adjustments:
Above- and below-market rent intangible lease amortization, net	10,184	13,220	14,432
Acquisition and strategic initiative expenses	4,760	1,897	618
Stock-based compensation	3,966	5,089	7,979
Other amortization and non-cash items (a)	(2,988)	(6,574)	5,670
AFFO adjustments to equity earnings from equity investments	2,760	1,426	1,094
(Gain) loss on extinguishment of debt	(2,305)	—	1,122
Straight-line and other rent adjustments	(1,832)	(3,070)	(1,791)
Amortization of deferred financing costs	1,489	1,489	1,007
Tax benefit – deferred and other non-cash charges	(1,412)	(1,372)	(1,665)
Realized losses (gains) on foreign currency, derivatives, and other (b)	367	415	(272)
Other, net	—	—	(86)
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(156)	15	(918)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at AFFO	(300)	234	(14)
Total adjustments	14,533	12,769	27,176
AFFO Attributable to W. P. Carey	$126,648	$139,036	$114,367

Summary
FFO attributable to W. P. Carey (as defined by NAREIT)	$112,115	$126,267	$87,191
FFO attributable to W. P. Carey (as defined by NAREIT) per diluted share	$1.05	$1.19	$0.86
AFFO attributable to W. P. Carey	$126,648	$139,036	$114,367
AFFO attributable to W. P. Carey per diluted share	$1.19	$1.31	$1.13
Diluted weighted-average shares outstanding	106,337,040	106,281,983	101,130,448

W. P. Carey Inc. 9/30/2015 Earnings Release 8-K – 10

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2015	2014
Net income attributable to W. P. Carey	$121,209	$207,554
Adjustments:
Depreciation and amortization of real property	201,629	172,329
Impairment charges	22,711	6,291
Gain on sale of real estate, net	(2,980)	(29,017)
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(7,925)	(9,002)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO	3,867	2,255
Total adjustments	217,302	142,856
FFO Attributable to W. P. Carey (as defined by NAREIT)	338,511	350,410
Adjustments:
Above- and below-market rent intangible lease amortization, net	37,154	45,042
Stock-based compensation	16,063	22,979
Merger, property acquisition and other expenses (c)	12,333	45,236
Straight-line and other rent adjustments	(7,839)	(13,459)
AFFO adjustments to equity earnings from equity investments	5,323	4,965
Tax benefit – deferred and other non-cash charges	(4,530)	(13,841)
Amortization of deferred financing costs	4,143	3,031
Other amortization and non-cash items (a)	(2,873)	8,244
(Gain) loss on extinguishment of debt	(2,305)	9,835
Realized losses on foreign currency, derivatives, and other	228	548
Gain on change in control of interests (d)	—	(105,947)
Other, net (e)	—	(65)
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(355)	(2,076)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at AFFO	(203)	(41)
Total adjustments	57,139	4,451
AFFO Attributable to W. P. Carey	$395,650	$354,861

Summary
FFO attributable to W. P. Carey (as defined by NAREIT)	$338,511	$350,410
FFO attributable to W. P. Carey (as defined by NAREIT) per diluted share	$3.18	$3.59
AFFO attributable to W. P. Carey	$395,650	$354,861
AFFO attributable to W. P. Carey per diluted share	$3.72	$3.63
Diluted weighted-average shares outstanding	106,457,495	97,728,981
__________

(a)	Represents primarily unrealized gains and losses from foreign exchange and derivatives, as well as amounts for the amortization of contracts.

(b)
Effective January 1, 2015, we no longer adjust for realized gains or losses on foreign currency derivatives. For the three months ended September 30, 2014, realized gains on foreign exchange derivatives were $0.3 million, and for the nine months ended September 30, 2014 realized losses on foreign exchange derivatives were $0.5 million.

(c)
Amount for the nine months ended September 30, 2014 includes reported merger costs as well as income tax expense incurred in connection with the CPA®:16 Merger. Income tax expense incurred in connection with the CPA®:16 Merger represents the current portion of income tax expense, including the permanent difference incurred upon recognition of deferred revenue associated with the accelerated vesting of shares previously issued by CPA®:16 – Global for asset management and performance fees.

(d)
Gain on change in control of interests for the nine months ended September 30, 2014 represents a gain of $75.7 million recognized on our previously-held interest in shares of CPA®:16 – Global common stock, and a gain of $30.2 million recognized on the purchase of the remaining interests in nine investments from CPA®:16 – Global, which we had previously accounted for under the equity method.

(e)
Other, net for the nine months ended September 30, 2014 primarily consists of proceeds from a bankruptcy settlement claim with U.S. Aluminum of Canada, a former CPA®:16 – Global tenant that was acquired as part of the CPA®:16 Merger on January 31, 2014, and under GAAP was accounted for in purchase accounting.

W. P. Carey Inc. 9/30/2015 Earnings Release 8-K – 11

Non-GAAP Financial Disclosure

Funds from Operations, or FFO, is a non-GAAP measure defined by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income or loss (as computed in accordance with GAAP) excluding: depreciation and amortization expense from real estate assets, impairment charges on real estate, gains or losses from sales of depreciated real estate assets, and extraordinary items; however, FFO related to assets held for sale, sold, or otherwise transferred and included in the results of discontinued operations are included. These adjustments also incorporate the pro rata share of unconsolidated subsidiaries. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers. Although NAREIT has published this definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations.

We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, gains or losses from extinguishment of debt and deconsolidation of subsidiaries, and unrealized foreign currency exchange gains and losses. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude acquisition expenses and non-core expenses such as merger expenses. Merger expenses are related to the CPA®:16 Merger. We also exclude realized gains or losses on foreign exchange which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process and excluding those items provides investors a view of our portfolio performance over time and make it more comparable to other REITs not currently engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP or as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 9/30/2015 Earnings Release 8-K – 12